UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 14, 2013

Compressco Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Pursuant to the terms of the Credit Agreement dated June 24, 2011, as amended (the “Credit Agreement”) by and among Compressco Partners, L.P. (the “Partnership”), certain of its subsidiaries and JPMorgan Chase Bank, N.A. (“JPMorgan”), the Partnership has exercised an “accordion” option under the Credit Agreement to increase the maximum credit commitment under the credit facility by $20 million.  With this exercise, the Credit Agreement provides for a $40 million revolving credit facility, which continues to be expandable by an uncommitted $20 million accordion.   In connection with the exercise of this accordion option, on May 14, 2013, the Partnership and certain of its subsidiaries (collectively, the “Borrowers”) entered into a Second Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement (the “Amendment”) with JPMorgan. The Amendment amends (i) the Credit Agreement and (ii) the Pledge and Security Agreement, dated as of June 24, 2011 (the “Security Agreement”), among the Borrowers, JPMorgan, and the other loan parties signatory thereto.

The principal changes made under the Amendment (i) increase the commitment of JPMorgan under the Credit Agreement to $40,000,000, with an uncommitted $20 million expansion feature, and (ii) revise certain reserve and other applicable dollar thresholds throughout the Credit Agreement and Security Agreement to conform to the increased credit commitment.

JPMorgan, as well as certain of its affiliates, have performed and may in the future perform for the Partnership various commercial banking, investment banking, lending, underwriting and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated May 14, 2013, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC and Compressco Partners Sub, Inc., as the borrowers, the Partnership’s existing and future domestic subsidiaries, as loan guarantors, and JP Morgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/James P. Rounsavall
James P. Rounsavall
Chief Financial Officer
Date: May 16, 2013

EXHIBIT INDEX

Exhibit Number	Description
10.1

Second Amendment to Credit Agreement and First Amendment to Pledge and Security Agreement, dated May 14, 2013, by and among Compressco Partners, L.P., Compressco Partners Operating, LLC and Compressco Partners Sub, Inc., as the borrowers, the Partnership’s existing and future domestic subsidiaries, as loan guarantors, and JP Morgan Chase Bank, N.A.